Exhibit 16.1

[Logo of ERNST & YOUNG]

Ernst & Young LLP
5 Times Square
New York, NY 10036

Phone: (212) 773-3000

www.ey.com

October 15, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated October 15, 2004, of Interep National Radio Sales, Inc. and are in agreement with the statements contained in the first paragraph therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,